                                                                        EX-99.B1

                           ARTICLES OF INCORPORATION
                                       OF
                         VANGUARD WHITEHALL FUNDS, INC.
                       VANGUARD SELECTED VALUE PORTFOLIO

     FIRST:    The undersigned, Curtis R. Hilliard, whose post office address is
100 Vanguard Boulevard, Malvern, Pennsylvania 19355 and being at least eighteen years of age, does hereby cause to be filed these Articles of Incorporation for the purpose of forming a Corporation under the General Corporation Law of the State of Maryland.

     SECOND: The name of the Corporation is Vanguard Whitehall Funds, Inc.

     THIRD:   The purpose for which the Corporation is formed is to operate as an investment company and to exercise all of the powers and to do any and all of the things as fully and to the same extent as any other Corporation incorporated under the laws of the State of Maryland, now or hereinafter in force.

     FOURTH: The post office address of the principal office of the Corporation in the State of Maryland is:

            c/o Mr. James E. Baker, Esquire
            CSC
            Lawyers Incorporating Service Company
            11 East Chase Street
            Suite 9E
            Baltimore, MD 21202

            The name and post office address of the initial resident agent of the Corporation is:

            c/o Mr. James E. Baker, Esquire
            CSC
            Lawyers Incorporating Service
            11 East Chase Street
            Baltimore, MD 21202

     FIFTH:    The total number of shares of stock which the corporation shall have authority to issue is One Billion (1,000,000,000) shares of stock, with a par value of one-tenth of one cent ($.001) per share, to be known and designated as Common Stock, such shares of Common Stock having an aggregate par value of One Million Dollars ($1,000,000).

     Subject to the provisions of these Articles of Incorporation, the Board of Directors shall have the power to issue shares of Common Stock of the Corporation from time to time, at prices not less than the net asset value or par value thereof, whichever is greater, for such consideration as may be fixed from time to time pursuant to the direction of the Board of Directors.

     Pursuant to Section 2-105 of the Maryland General Corporation Law, the Board of Directors of the Corporation shall have the power to designate one or more series of shares of Common Stock and sub-series (classes) thereof, and to classify or reclassify any unissued shares with respect to such series or sub-series thereof, and such series and sub-series (subject to any applicable rule, regulation or order of the Securities and Exchange Commission or other applicable law or regulation) shall have such preference, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, terms and conditions of redemption and other characteristics as the Board may determine, unless inconsistent with this Article FIFTH.

     Subject to such aforesaid power, the Board of Directors has initially designated one series of shares of Common Stock of the Corporation. The name of the series and the number of shares of Common Stock initially classified and allocated to it is as follows:

                                                                      NUMBER OF SHARES OF
                                                                         COMMON STOCK
                                                                           INITIALLY
                                                                          CLASSIFIED
                               NAME OF SERIES                            AND ALLOCATED
            -----------------------------------------------------     -------------------
            Vanguard Selected Value Portfolio....................          250,000,000

     At any time when there are no shares outstanding or subscribed for a particular series previously established and designated herein by the Board of Directors, the Series may be liquidated by similar means. Each share of a series shall have equal rights with each other share of that series with respect to the assets of the Corporation pertaining to that series. The dividends payable to the holders of any series (subject to any applicable rule, regulation or order of the Securities and Exchange Commission or any other applicable law or regulation) shall be determined by the Board and need not be individually declared, but may be declared and paid in accordance with a formula adopted by the Board. Except as otherwise provided herein, all references in these Articles of Incorporation to Common Stock or series of stock shall apply without discrimination to the shares of each series of stock.

     The holder of each share of stock of the Corporation shall be entitled to one vote for each full share, and a fractional vote for each fractional share of stock, irrespective of the series then standing in his or her name in the books of the Corporation. On any matter submitted to a vote of shareholders, all shares of the Corporation then issued and outstanding and entitled to vote, irrespective of the series or subseries, shall be voted in the aggregate and not by series or subseries except (1) when otherwise expressly provided by the Maryland General Corporation Law, or (2) when required by the Investment Company Act of 1940, as amended, shares shall be voted by individual series or subseries; and (3) when the matter does not affect any interest of a particular series or subseries, then only shareholders of affected series or subseries shall be entitled to vote thereon. Holders of shares of stock of the Corporation shall not be entitled to cumulative voting in the election of Directors or on any other matter.

     Notwithstanding any provision of the Maryland General Corporation Law requiring more than a majority of the votes of all series or subseries, or any series or subseries entitled to vote on a matter, including but not limited to amending the Articles of Incorporation, the Corporation may take or authorize corporate action upon the favorable vote of a majority of the shares of stock of all series or subseries, or the series or subseries entitled to vote thereon as provided in the preceding paragraph.

     Each series of stock of the Corporation shall have the following powers, preferences and participating, voting, or other special rights and the qualifications, restrictions, and limitations thereof shall be as follows:

     1. All consideration received by the Corporation for the issue or sale of stock of each series, together with all income, earnings, profits and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation thereof, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be shall irrevocably belong to the series of shares of stock with respect to which such assets, payments or funds were received by the Corporation for all purposes, subject only to the rights of creditors, and shall be so handled upon the books of account of the Corporation. Such assets, income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation thereof and any assets derived from any reinvestment of such proceeds, in whatever form the same may be, are herein referred to as "assets belonging to" such series.

     2. The Board of Directors may from time to time declare and pay dividends of distributions, in stock or in cash, on any or all series of stock; provided, such dividends or distributions on shares of any series of stock shall be paid only out of earnings, surplus, or other lawfully available assets belonging to such series.

     3. The Board of Directors shall have the power in its discretion to distribute in any fiscal year as dividends, including dividends designated in whole or in part as capital gain distributions, amounts suffi cient, in the opinion of the Board of Directors, to enable the Corporation to qualify as a "regulated investment company" under the Internal Revenue Code of 1954, as amended, or any successor or comparable statute thereto, and regulations promulgated thereunder (collectively, the "IRC"), and to avoid liability for the Corporation for Federal income tax in respect of that year and to make other appropriate adjustments in connection therewith. In furtherance, and not in limitation of the foregoing, to the extent deemed necessary or appropriate by the Board of Directors to comply with the provisions of the IRC, in the event that a series of shares has a net capital loss for a fiscal year, and to the extent that the net capital loss offsets net capital gains from another series, the amounts to be deemed available for distribution to the series with the net capital gain shall be reduced by the amount of offset. The shareholders of the series with the net capital gain shall be entitled to a full distribution of the net income to the extent earned and to recognition in the net asset value of such series of the amount of the realized net capital loss of a series exceeds the net capital gain from another series, the excess loss shall not reduce the net investment income available for distribution to the series with the loss, but shall be carried forward.

     4. In the event of the liquidation or dissolution of the Corporation, shareholders of each series shall be entitled to receive, as a series, out of the assets of the Corporation available for distribution to shareholders, but other than general assets belonging to such series, and the assets so distributable to the shareholders of any series shall be distributed among such shareholders in proportion to the number of shares held by them and recorded on the books of the Corporation. In the event that there are any general assets not belonging to any particular series of stock and available for distribution, such distribution shall be made to the holders of stock of all series in proportion to the net asset value of the respective series determined as hereinafter provided.

     5. The assets belonging to any series of stock shall be charged with the liabilities in respect to such series, and shall also be charged with its share of the general liabilities of the Corporation, in proportion to the net asset value of the respective series determined as hereinafter provided. The determination of the Board of Directors shall be conclusive as to the amount of liabilities, including accrued expenses and reserves, as to the allocation of the same as to a given series, and as to whether the same or general assets of the Corporation are allocable to one or more series.

     The Board of Directors may provide for a holder of any series of stock of the Corporation, who surrenders his certificate in good form for transfer to the Corporation or, if the shares in question are not represented by certificates, who delivers to the Corporation a written request in good order signed by the shareholder, to convert the shares in question on such basis as the Board may provide, into shares of stock of any other series of the Corporation.

     The Board of Directors shall have power to fix an initial offering price for the shares of any class which shall yield to the Corporation not less than the par value thereof, at which price the shares of the Common Stock of the Corporation shall be offered for sale, and to determine from time to time thereafter the offering price which shall yield to the Corporation not less than the par value thereof from the sales of shares of its Common Stock provided, however, that no shares of Common Stock of the Corporation shall be issued or sold for a consideration which shall yield to the Corporation less than the net asset value of such class determined as hereinafter provided, as of the business day on which such shares were sold, or at times set by the Board of Directors, except in the case of a dividend properly declared and payable.

     The net asset value per share of a series of the Corporation's Common Stock shall be determined in accordance with the Investment Company Act of 1940, as amended, and with generally accepted accounting principles, by adding the market or appraised value of all securities, cash and other assets of the Corporation pertaining to that series, subtracting the liabilities determined by the Board of Directors to be applicable to that series, allocating any general assets and general liabilities to that series, and dividing the net result by the number of shares of that series outstanding. Securities and other investments and assets will be valued at the current market value, and in the absence of a readily available market value, will be valued at fair value as determined in good faith by the Board of Directors.

     The holders of the shares of Common Stock or other securities of the Corporation shall have no pre-emptive rights to subscribe to new or additional shares of its Common Stock or other securities.

     SIXTH:    The number of Directors of the Corporation shall be such number as may from time to time be fixed by the By-Laws of the Corporation or pursuant to authorization contained in such By-Laws; provided, notwithstanding anything herein to the contrary, the Board of Directors shall initially consist of eight Directors until such time as the number of Directors is fixed as stated above. The names of the Directors who shall act as such until successors are duly chosen and qualify are: John C. Bogle, John J. Brennan, Robert E. Cawthorn, Barbara B. Hauptfuhrer, Bruce K. MacLaury. Burton G. Malkiel, Alfred M. Rankin, Jr., John C. Sawhill, James O. Welch, Jr. and J. Lawrence Wilson.


     SEVENTH: The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation:

     1. The Board shall have the power to fix an initial offering price for the shares of any series which shall yield to the Corporation not less than the par value thereof, at which price the shares of the Common Stock of the Corporation shall be offered for sale, and to determine from time to time thereafter the offering price which shall yield to the Corporation not less than the par value thereof from sales of the shares of its Common Stock; provided, however, that no shares of the Common Stock of the Corporation shall be issued or sold for a consideration which shall yield to the Corporation less than the net asset value of such series determined as hereinafter provided, as of the business day on which such shares are sold, or at such other times set by the Board of Directors, except in the case of a dividend properly declared and payable.

     The net asset value of the property and assets of any series of the Corporation shall be determined at such times as the Board of Directors may direct, by deducting from the total appraised value of all of the property and assets of the Corporation, determined in the manner hereinafter provided, all debts, obligations and liabilities of the Corporation (including, but without limitation of the generality of any of the foregoing, any or all debts, obligations, liabilities or claims of any and every kind and nature, whether fixed, accrued, or unmatured, and any reserves or charges, determined in accordance with generally accepted accounting principles, for any or all thereof, whether for taxes, including estimated taxes or unrealized book profits, expenses, contingencies or otherwise).

     In determining the total appraised value of all the property and assets of the Corporation or belonging to any series thereof:

          (a) Securities owned shall be valued at market value or, in the absence of readily available market quotations, at fair value as determined in good faith by or as directed by the Board of Directors in accordance with applicable statutes and regulations.

          (b) Dividends declared but not yet received, or rights, in respect of securities which are quoted ex-dividend or ex-rights, shall be included in the value of such securities as determined by or pursuant to the direction of the Board of Directors on the day the particular securities are first quoted ex-dividend or ex-rights, and on each succeeding day until the said dividends or rights are received and become part of the assets of the Corporation.

          (c) The value of any other assets of the Corporation (and any of the assets mentioned in paragraphs (a) or (b), in the discretion of the Board of Directors in the event of a national financial emergency, as hereinafter defined) shall be determined in such manner as may be approved from time to time by or pursuant to the direction of the Board of Directors.

     The net asset value of each share of the Common Stock of the Corporation shall be determined by dividing the total market value of the property and assets of the relevant series of the Corporation by the total number of shares of its Common Stock then issued and outstanding for such series, including any shares sold by the Corporation up to and including the date as of which such net asset value is to be determined whether or not certificates therefor have actually been issued. In case the net asset value of each share so determined shall include a fraction of one cent, such net asset value of each shares shall be adjusted to the nearest full cent.

     For the purpose of these Articles of Incorporation, a "national financial emergency" is defined as the whole or any part of any period (i) during which the New York Stock Exchange is closed other than customary weekend and holiday closings, (ii) during which trading on the New York Stock Exchange is restricted,

(iii) during which an emergency exists as a result of which disposal by the Corporation of securities owned by such series is not reasonably practicable or it is not reasonably practicable for the Corporation fairly to determine the value of the net assets of such series, or (iv) during any other period when the Securities and Exchange Commission (or any succeeding governmental authority) may for the protection of security holders of the Corporation by order permit suspension of the right of redemption or postponement of the date of payment on redemption; provided that applicable rules and regulations of the Securities and Exchange Commission (or any succeeding governmental authority) shall govern as to whether the conditions prescribed in (ii), (iii), or (iv) exist. The Board of Directors may, in its discretion, declare the suspension described in (iv) above at an end, and such other suspension relating to a natural financial emergency shall terminate as the case may be on the first business day on which said Stock Exchange shall have opened or the period specified in (ii) or (iii) shall have expired as to which in the absence of an official ruling by said Commission or succeeding authority, the determination of the Board of Directors shall be conclusive.

     2. To the extent permitted by law, and except in the case of a national financial emergency, the Corporation shall redeem shares of its Common Stock from its stockholders upon request of the holder thereof received by the Corporation or its designated agent during business hours of any business day, provided that such request must be accompanied by surrender of outstanding certificate or certificates for such shares in form for transfer, together with such proof of the authenticity of signatures as may reasonably be required on such shares (or, on such request in the event no certificate is outstanding) by, or pursuant to the direction of the Board of Directors of the Corporation, and accompanied by proper stock transfer stamps. Shares redeemed upon any such request shall be purchased by the Corporation at the net asset value of such shares determined in the manner provided in Paragraph (1) of this Article Seventh, as of the close of business on the business day during which such request was received in good order by the Corporation.

     Payments for shares of its Common Stock so redeemed by the Corporation shall be made from assets of the applicable series in cash, except payment for such shares may, at the option of the Board of Directors, or such officer or officers as they may duly authorize for the purpose in their complete discretion, be made from the assets of that series in kind or partially in cash and partially in kind. In case of any payment in kind the Board of Directors, or their delegate, shall have absolute discretion as to what security or securities of such series shall be distributed in kind and the amount of the same; and the securities shall be valued for purposes of distribution at the value at which they were appraised in computing the current net asset value of the series of the Fund's shares, provided that any stockholder who cannot legally acquire securities so distributed in kind by reason of the prohibitions of the Investment Company Act of 1940 shall receive cash.

     Payment for shares of its Common stock so redeemed by the Corporation shall be made by the Corporation as provided above within seven days after the date which such shares are deposited; provided, however, that if payment shall be made by delivery of assets of the Corporation, as provided above, any securities to be delivered as part of such payment shall be delivered as promptly as any necessary transfers of such securities on the books of the several Corporations whose securities are to be delivered may be made, but not necessarily within such seven day period.

     The right of any holder of shares of the Common Stock of the Corporation to receive dividends thereon and all other rights of such stockholder with respect to the shares so redeemed by the Corporation shall cease and determine from and after the time as of which the purchase price of such shares shall be fixed, as provided above except the right of such stockholder to receive payment for such shares as provided for herein.

     3. The Board of Directors, may from time to time, without the vote or consent of stockholders, establish uniform standards with respect to the minimum net asset value of a stockholder account or minimum net asset value of a stockholder account or minimum investment which may be made by a stockholder. The Board of Directors may authorize the closing of those stockholder accounts not meeting the specified minimum standards of net asset value by redeeming all of the shares in such accounts, provided there is mailed to each affected stockholder account, at least thirty (30) days prior to the planned redemption date, a notice setting forth the minimum account size requirement and the date on which the account will be closed if the minimum size requirement is not met prior to said closing date.

     EIGHTH:    The Corporation expressly reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation, and all rights, contract and otherwise, conferred herein upon the stockholders are granted subject to such reservation.

     NINTH:    (a) To the fullest extent that limitations on the liability of directors and officers are permitted by the Maryland General Corporation Law, no director or officer of the Corporation shall have any liability to the Corporation or its stockholders for damages. This limitation on liability applies to events occurring at the time a person serves as a director or officer of the Corporation whether or not such person is a director or officer at the time of any proceeding in which liability is asserted.

     (b) The Corporation shall indemnify and advance expenses of its currently acting and its former directors to the fullest extent that indemnification of directors is permitted by the Maryland General Corporation Law. The Corporation shall indemnify and advance expenses to its officers to the same extent as its directors and to such further extent as is consistent with law. The Board of Directors may by By-Law, resolution or agreement make further provisions for indemnification of directors, officers, employees and agents to the fullest extent permitted by the Maryland General Corporation Law.

     (c) No provision of this Article shall be effective to protect or purport to protect any director or officer of the Corporation against any liability to the Corporation or its security holders to which he would otherwise be subject by reason or willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

     (d) References to the Maryland General Corporation Law in this Article are to the law as from time to time amended. No further amendment to the Articles of Incorporation of the Corporation shall affect any right of any person under this Article based on any event, omission or proceeding prior to such amendment.

     TENTH:    In furtherance, and not in limitation, of the powers conferred by the laws of the State of Maryland, the Board of Directors is expressly authorized to make, alter or repeal the By-Laws of the Corporation, except where such power is reserved by the By-Laws to the stockholders, and except as otherwise required by the Investment Company Act of 1940.

     IN WITNESS WHEREOF, the undersigned incorporator of Vanguard Whitehall Funds, Inc. who executed the foregoing Articles of Incorporation hereby acknowledged the same to be his act and further acknowledge that, to the best of his knowledge the matters and facts set forth therein are true in all material respects under the penalties of perjury.

Dated this 20th day of November, 1995.

                                          --------------------------------------
                                                    Curtis R. Hilliard